================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                  FORM 8-K/A


                                AMENDMENT NO. 1
             TO CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                        SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) AUGUST 29, 1995



                           -------------------------


                           HOST MARRIOTT CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           DELAWARE                    1-5664               53-0085950
 (STATE OR OTHER JURISDICTION      (COMMISSION FILE      (I.R.S. EMPLOYER
  OF INCORPORATION)                 NUMBER)               IDENTIFICATION
                                                          NUMBER)


                 10400 FERNWOOD ROAD, BETHESDA, MARYLAND 20817
              (ADDRESS OF PRINCIPLE EXECUTIVE OFFICES) (ZIP CODE)

                         ----------------------------

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (301) 380-9000
        (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)


================================================================================

                                  FORM 8-K/A

ITEM 5.  OTHER EVENTS

         The Registrant hereby amends its Current Report on Form 8-K dated June 19, 1995 by filing financial statements of an acquired business, the San Antonio Marriott Riverwalk, and pro forma financial information for the Registrant pursuant to Items 2 and 7 of Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                                                                                               PAGE
                                                                                               ----
         (a) Financial statements of acquired business (San Antonio Marriott Riverwalk)

             .  As of and for the Year Ended December 30, 1994.                              3 - 11

             .  As of and for the Twenty-four Weeks Ended June 16, 1995.                    12 - 15

         (b) Pro forma financial information for Host Marriott Corporation.                 16 - 21


                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         HOST MARRIOTT CORPORATION

                         By:                /s/ JEFFREY P. MAYER
                              ---------------------------------------------
                                             Jeffrey P. Mayer
                                           Senior Vice President,
                                      Finance and Corporate Controller
                                         (Chief Accounting Officer)


Date:  August 29, 1995

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



________________________________________________________________________________

TO THE OWNERS OF THE SAN ANTONIO MARRIOTT RIVERWALK:



We have audited the accompanying statement of assets, liabilities and net advances from parent of the San Antonio Marriott Riverwalk, as defined in Note 1, as of December 30, 1994, and the related statements of operations and cash flows for the year ended December 30, 1994. These financial statements are the responsibility of the management of the Parent, as defined in Note 1. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the San Antonio Marriott Riverwalk (as defined in Note 1) as of December 30, 1994, and its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                                /s/ Arthur Andersen LLP

Washington, D.C.
August 18, 1995

SAN ANTONIO MARRIOTT RIVERWALK
STATEMENT OF ASSETS, LIABILITIES AND NET
ADVANCES FROM PARENT


AS OF DECEMBER 30, 1994 (IN THOUSANDS)
________________________________________________________________________________

ASSETS

   Property and equipment, net......................................   $26,310
   Property improvement fund........................................     2,159
   Accounts receivable..............................................       875
   Other assets.....................................................       557
                                                                       -------
                                                                       $29,901
                                                                       =======

LIABILITIES AND NET ADVANCES FROM PARENT

   Mortgage debt....................................................   $19,400
   Accounts payable and accrued expenses............................       828
                                                                       -------
   Total liabilities................................................    20,228


   Net advances from Parent.........................................     9,673
                                                                       -------
                                                                       $29,901
                                                                       =======

The accompanying notes are an integral part of these financial statements.

SAN ANTONIO MARRIOTT RIVERWALK
STATEMENT OF OPERATIONS



FOR THE YEAR ENDED DECEMBER 30, 1994 (IN THOUSANDS)
_________________________________________________________________________

REVENUE......................................................     $ 10,196
                                                                  --------

OPERATING COSTS AND EXPENSES
   Depreciation and amortization.............................        2,160
   Base and incentive management fees........................        2,030
   Property taxes............................................        1,201
   Rent, insurance and other.................................          588
                                                                  --------
      Total operating costs and expenses.....................        5,979
                                                                  --------

OPERATING PROFIT BEFORE INTEREST.............................        4,217
Interest expense.............................................        2,152
                                                                  --------

NET INCOME...................................................     $  2,065
                                                                  ========



The accompanying notes are an integral part of these financial statements.

SAN ANTONIO MARRIOTT RIVERWALK
STATEMENT OF CASH FLOWS


FOR THE YEAR ENDED DECEMBER 30, 1994 (IN THOUSANDS)

_______________________________________________________________________________

OPERATING ACTIVITIES
  Net Income................................................      $  2,065
  Depreciation and amortization.............................         2,160
  Working capital changes:
    Accounts receivable.....................................            67
    Other assets............................................           (56)
    Accounts payable and accrued expenses...................          (436)
                                                                  --------
  Cash provided by operations...............................         3,800
                                                                  --------

INVESTING ACTIVITIES
  Additions to property and equipment.......................        (3,482)
  Change in property improvement fund.......................        (1,204)
                                                                  --------
  Cash used in investing activities.........................        (4,686)
                                                                  --------

FINANCING ACTIVITIES
  Change in net advances from Parent........................         2,068
  Proceeds from mortgage debt...............................        19,400
  Repayments of mortgage debt...............................       (20,388)
  Financing costs...........................................          (194)
                                                                  --------
  Cash provided by financing activities.....................           886
                                                                  --------

CHANGE IN CASH AND CASH EQUIVALENTS.........................            --
CASH AND CASH EQUIVALENTS at beginning of year..............            --
                                                                  --------

CASH AND CASH EQUIVALENTS at end of year....................      $     --
                                                                  ========

SUPPLEMENTAL INFORMATION
  Cash paid for interest....................................      $  2,207
                                                                  ========



The accompanying notes are an integral part of these financial statements.

SAN ANTONIO MARRIOTT RIVERWALK
NOTES TO FINANCIAL STATEMENTS


________________________________________________________________________________

NOTE 1.

Basis of Presentation

On June 16, 1995 ("Sale Date"), HMH Properties, Inc., a wholly-owned indirect subsidiary of Host Marriott Corporation, acquired the San Antonio Marriott Riverwalk (the "Hotel"), located in San Antonio, Texas, from MRI Business Property Fund Ltd., II (the "Parent"), a California limited partnership, for approximately $50 million. The Hotel was part of a portfolio of properties owned by the Parent. The Hotel, with approximately 500 rooms, is operated by Marriott International, Inc. as a part of the Marriott Hotels, Resorts and Suites full-service hotel system.

The Hotel's purchase price at the Sale Date was in excess of its carrying value. No adjustments related to the resultant sale are reflected in the accompanying statements.

These financial statements present the assets, liabilities and net advances to Parent, results of operations and cash flows related to the business of the San Antonio Marriott Riverwalk which is a lesser component of the Parent for all periods presented. The Parent's historical basis in assets and liabilities of the Hotel have been carried over. Changes in Net Advances from Parent represent the operating results of the Hotel adjusted for net cash transferred between the Parent and the Hotel.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Hotel's records are maintained on the accrual basis of accounting and its fiscal year ends on the Friday nearest to December 31.

Revenues

Revenue represents house profit, which is the Hotel's operating results less property-level expenses, excluding depreciation, management fees, real and personal property taxes, ground and equipment rent, insurance, and certain other costs which are classified as operating costs and expenses (see Note 3).

Property and Equipment

Property and equipment is recorded at cost. Replacements and improvements are capitalized as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 30 years for buildings and 5 to 6 years for furniture and equipment.

SAN ANTONIO MARRIOTT RIVERWALK
NOTES TO FINANCIAL STATEMENTS (CONTINUED)


________________________________________________________________________________

Cash and Cash Equivalents


The Hotel considers all highly liquid investments with a maturity of three months or less at date of purchase to be cash equivalents. At December 30, 1994, the Hotel's outstanding checks were in excess of then available cash balances by $126,000 and have been classified as accounts payable and accrued expenses in the accompanying statement of assets, liabilities and net advances from parent.

Deferred Financing Costs

Deferred financing costs, which are included in other assets, amounted to $194,000 at December 30, 1994. These costs are being amortized over the life of the Refinanced Loan, as defined below.

Income Taxes

Provision for Federal or state income taxes has not been made in the accompanying financial statements since the Parent is a partnership and does not pay income taxes but rather allocates its profits and losses to the Parent's individual partners.


NOTE 3.    REVENUES

House profit for the year ended December 30, 1994 consists of (in thousands):

   SALES
     Rooms.....................................................     $ 17,037
     Food and beverage.........................................        4,649
     Other.....................................................        1,404
                                                                    --------
        Total Hotel Sales......................................       23,090
                                                                    --------

   DEPARTMENTAL COSTS
     Rooms.....................................................        3,116
     Food and beverage.........................................        3,826
     Other.....................................................          758
                                                                    --------
        Total Department Costs.................................        7,700
                                                                    --------

   DEPARTMENT PROFIT...........................................       15,390
   Other deductions............................................        5,194
                                                                    --------

   HOUSE PROFIT................................................     $ 10,196
                                                                    ========

SAN ANTONIO MARRIOTT RIVERWALK
NOTES TO FINANCIAL STATEMENTS (CONTINUED)


_______________________________________________________________________________

NOTE 4.  PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 30, 1994 (in thousands):

     Buildings and leasehold improvements.............................    $ 33,346
     Furniture and equipment..........................................      12,758
                                                                          --------
                                                                            46,104
     Less accumulated depreciation and amortization...................     (19,794)
                                                                          --------
     Property and equipment, net......................................    $ 26,310
                                                                          ========


NOTE 5.  DEBT

The mortgage debt of the Hotel was refinanced (the "Refinancing") on December 23, 1994, at which time the existing debt was repaid and a note of $19,400,000 was issued (the "Refinanced Debt"). Prior to the Refinancing, debt consisted of three separate notes as described below:

The Hotel's first mortgage consisted of a $19,500,000 note payable to Connecticut General Life Insurance Company maturing on January 1, 2010. This note bore interest at a rate of 10.25% per annum and was payable in monthly installments of $174,850, consisting of both principal and interest. The remaining principal balance of $16,605,000 was repaid at the time of the Refinancing. There were no prepayment or other penalties incurred for the early extinguishment of this debt.

The Hotel's second mortgage consisted of a $2,500,000 note payable to Connecticut General Life Insurance Company maturing on January 1, 2010. This note bore interest at a rate of 8.25% per annum and was payable in monthly installments of $23,375, consisting of both principal and interest. The remaining principal balance of $2,422,000 was repaid at the time of the Refinancing of the Hotel. There were no prepayment or other penalties incurred for the early extinguishment of this debt.

Marriott International, Inc. funded a renovation that took place at the Hotel in 1989 with a $2,900,000 note payable due on December 31, 1994. This note bore interest at a rate of 9% per annum. Both principal and interest were payable out of the balance in the property improvement fund in excess of $100,000, first to accrued interest, then to principal reduction. The remaining principal balance of $1,487,000 was repaid partially with available cash and partially with proceeds from the Refinancing. There were no prepayment or other penalties for the early extinguishment of this debt.

The Refinanced Debt consists of a note payable to Connecticut General Life Insurance Company of $19,400,000 maturing on January 1, 2002. This note bears interest at a rate of 9.85% per annum payable in monthly installments of $185,290, consisting of both principal and interest beginning in January 1995.

SAN ANTONIO MARRIOTT RIVERWALK
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

_______________________________________________________________________________

Principal amortization of the Refinanced Debt is required as follows (in thousands):

          1995.............................................    $    327
          1996.............................................         361
          1997.............................................         398
          1998.............................................         439
          1999 and thereafter..............................      17,875
                                                               --------
          Total............................................    $ 19,400
                                                               ========


NOTE 6.  MANAGEMENT AGREEMENT

Marriott International, Inc. (the "Manager") operates the Hotel pursuant to a long-term management agreement (the "Management Agreement") with an initial term expiring in 2008. The management agreement provides for a base fee equal to 3% of Hotel sales and an incentive management fee of up to 20% of gross operating profit, as defined. Pursuant to the terms of the Management Agreement, the Manager is required to furnish the Hotel with certain services such as central training, advertising and promotion, a national reservation system, computerized payroll and accounting services, and such additional services as needed which may be more efficiently performed on a centralized basis ("Chain Services") and, are generally provided on a central or regional basis to all hotels in the Manager's full-service hotel system. Costs and expenses incurred in providing such services are allocated among all domestic full-service hotels managed, owned and leased by the Manager and its subsidiaries and, in accordance with these arrangements, the Hotel paid Chain Services of $734,000 in 1994. In addition, the Hotel also participates in the Manager's Honored Guest Awards Program. The cost of this program is charged to all hotels in the Manager's full-service hotel system.

The Management Agreement also provides for the establishment of a property improvement fund for the Hotel to cover (a) the cost of certain non-routine repairs and maintenance to the Hotel which are normally capitalized; and (b) the cost of replacements and renewals to the Hotel's property and improvements. Contributions to the property improvement fund are 5 1/2% of Hotel sales and totaled $1,270,000 for 1994.


NOTE 7.  LEASES

The land under the Hotel is leased from a third party under a long-term lease expiring December 31, 2033 (the "Land Lease"). Minimum annual rent is $50,000 per year. In addition to minimum annual rent, percentage rent equal to .5% of gross revenues, as defined, is required to be paid. Rent expense related to the Land Lease was $129,000 for 1994.

SAN ANTONIO MARRIOTT RIVERWALK
NOTES TO FINANCIAL STATEMENTS (CONTINUED)


_______________________________________________________________________________

Future minimum annual rental commitments for all non-cancelable operating leases entered into by the Manager on behalf of the Parent and subsequently assigned to HMH Properties, Inc., including the Land Lease and leases for certain other equipment, are as follows (in thousands):

          1995.............................................  $   151
          1996.............................................      151
          1997.............................................      151
          1998.............................................      151
          1999.............................................       76
          Thereafter.......................................    1,650
                                                             -------
     Total minimum lease payments..........................  $ 2,330
                                                             =======

SAN ANTONIO MARRIOTT RIVERWALK
STATEMENT OF ASSETS, LIABILITIES AND NET
ADVANCES FROM PARENT
(SEE NOTE 1)

AS OF JUNE 16, 1995 (UNAUDITED, IN THOUSANDS)
________________________________________________________________________________

ASSETS

   Property and equipment, net........................................  $27,179
   Property improvement fund..........................................    1,018
   Accounts receivable................................................    1,498
   Other assets.......................................................    1,174
                                                                        -------
                                                                        $30,869
                                                                        =======

LIABILITIES AND NET ADVANCES FROM PARENT

   Mortgage debt......................................................  $19,268
   Accounts payable and accrued expenses..............................    1,949
                                                                        -------
   Total liabilities..................................................   21,217

   Net advances from Parent...........................................    9,652
                                                                        -------
                                                                        $30,869
                                                                        =======

The accompanying notes are an integral part of these financial statements.

SAN ANTONIO MARRIOTT RIVERWALK

STATEMENT OF OPERATIONS


FOR THE TWENTY-FOUR WEEKS ENDED JUNE 17, 1994 AND JUNE 16, 1995 (UNAUDITED,
IN THOUSANDS)
________________________________________________________________________________

                                                    1994       1995
                                                 ---------   --------

REVENUE......................................    $ 5,302     $ 5,119
                                                 -------     -------

OPERATING COSTS AND EXPENSES
   Depreciation and amortization.............        959       1,250
   Base and incentive management fees........      1,082       1,068
   Property taxes............................        557         616
   Rent, insurance and other.................        233         209
                                                 -------     -------
     Total operating costs and expenses......      2,831       3,143
                                                 -------     -------

OPERATING PROFIT BEFORE INTEREST.............      2,471       1,976
Interest expense.............................        939         878
                                                 -------     -------

NET INCOME...................................    $ 1,532     $ 1,098
                                                 =======     =======

The accompanying notes are an integral part of these financial statements.

SAN ANTONIO MARRIOTT RIVERWALK
STATEMENT OF CASH FLOWS


FOR THE TWENTY-FOUR WEEKS ENDED JUNE 17, 1994 AND JUNE 16, 1995
(UNAUDITED, IN THOUSANDS)
________________________________________________________________________________

                                                           1994      1995
                                                         --------  --------
OPERATING ACTIVITIES
   Net Income........................................    $ 1,532   $ 1,098
   Depreciation and amortization.....................        959     1,250
   Working capital changes:
       Accounts receivable...........................       (153)     (623)
       Other assets..................................        (22)        3
       Accounts payable and accrued expenses.........       (410)      501
                                                         -------   -------
   Cash provided by operations.......................      1,906     2,229
                                                         -------   -------

INVESTING ACTIVITIES
   Additions to property and equipment...............       (353)   (2,138)
   Change in property improvement fund...............        (76)    1,141
                                                         -------   -------
   Cash used in investing activities.................       (429)     (997)
                                                         -------   -------

FINANCING ACTIVITIES
   Change in net advances from Parent................     (1,164)   (1,100)
   Repayments of mortgage debt.......................       (208)     (132)
                                                         -------   -------
   Cash used in financing activities.................     (1,372)   (1,232)
                                                         -------   -------

INCREASE IN CASH AND CASH EQUIVALENTS................        105        --
CASH AND CASH EQUIVALENTS at beginning of period.....         --        --
                                                         -------   -------

CASH AND CASH EQUIVALENTS at end of period...........    $   105   $    --
                                                         =======   =======

The accompanying notes are an integral part of these financial statements.

SAN ANTONIO MARRIOTT RIVERWALK

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)


________________________________________________________________________________
1. The accompanying financial statements of the San Antonio Marriott Riverwalk (the "Hotel") have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been omitted. The Hotel believes the disclosures made are adequate to make the information presented not misleading. However, the financial statements should be read in conjunction with the audited financial statements and notes thereto for the fiscal year ended December 30, 1994 included elsewhere in this Form 8-K/A.


   In the opinion of the Hotel, the accompanying unaudited financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Hotel as of June 16, 1995 and the results of operations and cash flows for the twenty-four weeks ended June 17, 1994 and June 16, 1995. Interim results are not necessarily indicative of fiscal year performance because of the impact of seasonal and short-term variations.


2. House profit represents hotel operating results less property-level expenses excluding depreciation, management fees, real and personal property taxes, ground and equipment rent, insurance and certain other costs which are classified as operating costs and expenses.


   House profit generated by the Hotel for the twenty-four weeks ended June 17, 1994 and June 16, 1995 consists of (in thousands):

                                                       Twenty-four Weeks Ended
                                                       -----------------------
                                                       June 17,       June 16,
                                                        1994            1995
                                                       --------       --------

     SALES
       Rooms........................................   $ 8,307         $ 8,268
       Food & Beverage..............................     2,288           2,478
       Other........................................       683             676
                                                       -------         -------
         Total Hotel Sales..........................    11,278          11,422
                                                       -------         -------


     DEPARTMENT COSTS
       Rooms........................................     1,391           1,420
       Food & Beverage..............................     1,766           1,919
       Other........................................       359             367
                                                       -------         -------
         Total Department Costs.....................     3,516           3,706
                                                       -------         -------
     DEPARTMENT PROFIT..............................     7,762           7,716
     Other Deductions...............................     2,460           2,597
                                                       -------         -------
     HOUSE PROFIT...................................   $ 5,302         $ 5,119
                                                       =======         =======

                           HOST MARRIOTT CORPORATION
                PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

         The unaudited Pro Forma Condensed Consolidated Financial Data of Host Marriott Corporation (the "Company") reflect the following transactions in the case of the Pro Forma Condensed Consolidated Statement of Operations for the twenty-four weeks ended June 16, 1995 and for the fiscal year ended December 30, 1994, as if such transactions had been completed at the beginning of each period:

         .    1994 addition of 18 full-service properties
         .    1994 sale of 14 senior living communities
         .    1994 sale of 26 Fairfield Inns
         .    1995 acquisition of five full-service properties
         .    March 1995 sale/leaseback of 21 Courtyard properties
         .    April 1995 sale of the Company's remaining four Fairfield Inns
         .    August 1995 sale/leaseback of an additional 16 Courtyard
              properties
         .    Consummation of the May 1995 debt offering

         During 1994, the Company added 16 full-service hotels to its lodging portfolio plus two hotels for which a subsidiary of the Company provided 100% non-recourse financing to an affiliate of the Company for the acquisition of the hotels (which the Company treats as owned for accounting purposes). Through the second quarter of 1995, the Company acquired two full-service hotels, including the San Antonio Marriott Riverwalk Hotel (the "Riverwalk"). In the third quarter of 1995, the Company acquired three additional full-service hotels.

         During 1994, the Company sold all 14 of its senior living communities and 26 of its 30 Fairfield Inns. During 1995, the Company sold to and leased back from an unrelated real estate investment trust (the "REIT") 21 of its Courtyard properties, sold to and leased back from the REIT an additional 16 Courtyard properties, and sold its four remaining Fairfield Inns.

         In May 1995, two wholly-owned subsidiaries of Host Marriott Hospitality, Inc. ("Hospitality"), a wholly-owned indirect subsidiary of the Company, issued an aggregate $1 billion of debt in two concurrent offerings to several initial purchasers (collectively, the "Offering"). The bonds were issued at par and carry 9.5% coupon rates with final maturities of May 2005. The net proceeds to the Company, after deducting commissions, totaled $974 million and were used to defease, and subsequently redeem, all of Hospitality's remaining bonds which carried a weighted average interest rate of 10.4%, and to pay down a portion of the line of credit with Marriott International. Additionally, the Company replaced its $630 million line of credit with Marriott International with a new $225 million revolving line of credit with Marriott International.

         All of the above transactions, including the acquisition of the Riverwalk, are reflected in the Company's balance sheet as of June 16, 1995, except for the August 1995 sale/leaseback of the 16 Courtyard properties and the acquisition of three full-service hotels in the third quarter of 1995.

         The adjustments required to reflect the above transactions are set forth in the "Disposition Pro Forma Adjustments" column and the "Acquisition & Other Pro Forma Adjustments" column, except for the acquisition of the Riverwalk which are set forth in the "Riverwalk Pro Forma Adjustments" column.

         The Pro Forma Condensed Consolidated Financial Data of the Company are unaudited and presented for informational purposes only and may not reflect the Company's future results of operations and financial position or what the results of operations and financial position of the Company would have been had such transactions occurred as of the dates indicated. The unaudited Pro Forma Condensed Consolidated Financial Data and Notes thereto should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto and "Management's Discussion and Analysis of Results of Operations and Financial Condition" included in the Company's Annual Report on Form 10-K for the year ended December 30, 1994 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 16, 1995.

                           HOST MARRIOTT CORPORATION
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 16, 1995
                           (UNAUDITED, IN MILLIONS)


                                    ASSETS

                                                                                      ACQUISITION
                                                   HOST MARRIOTT     DISPOSITION        & OTHER      HOST MARRIOTT
                                                    CORPORATION      PRO FORMA         PRO FORMA      CORPORATION
                                                    HISTORICAL       ADJUSTMENTS      ADJUSTMENTS      PRO FORMA
                                                   -------------    -------------     -----------    -------------

Property and Equipment.......................      $   3,044         $  (133) (A)     $  101  (B)      $  3,012
Investments in Affiliates....................            208              --              --                208
Notes Receivable.............................             48              --              --                 48
Accounts Receivable..........................            104              --              --                104
Inventories..................................             38              --              --                 38
Other Assets.................................            179              15  (A)         --                194
Cash and Cash Equivalents....................            128             133  (A)        (33) (B)           228
                                                   ---------         -------          ------           --------
                                                   $   3,749         $    15          $   68           $  3,832
                                                   =========         =======          ======           ========

                     LIABILITIES AND SHAREHOLDERS' EQUITY

Debt
 Debt carrying a company
    guarantee of repayment...................      $   1,424         $    --          $   44  (B)      $  1,468
 Debt not carrying a company
    guarantee of repayment...................            866              --              24  (B)           890
                                                   ---------         -------          ------           --------
                                                       2,290              --              68              2,358

Accounts Payable and Accrued Expenses........            164              --              --                164
Deferred Income Taxes........................            438              --              --                438
Other Liabilities............................            186              15  (A)         --                201
                                                   ---------         -------          ------           --------
  Total Liabilities..........................          3,078              15              68              3,161
                                                   ---------         -------          ------           --------

Shareholders' Equity
 Convertible Preferred Stock.................              1              --              --                  1
 Common Stock, 300 million shares
   authorized; 153.6 million shares
    issued and outstanding...................            158              --              --                158
 Additional Paid-in Capital..................            492              --              --                492
 Retained Earnings...........................             20              --              --                 20
                                                   ---------         -------          ------           --------
  Total Shareholders' Equity.................            671              --              --                671
                                                   ---------         -------          ------           --------
                                                   $   3,749         $    15          $   68           $  3,832
                                                   =========         =======          ======           ========

                           HOST MARRIOTT CORPORATION
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               (UNAUDITED, IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                               TWENTY-FOUR WEEKS ENDED JUNE 16, 1995
                                          ------------------------------------------------------------------------
                                                                         ACQUISITION
                                          HOST MARRIOTT    DISPOSITION     & OTHER      RIVERWALK    HOST MARRIOTT
                                           CORPORATION      PRO FORMA     PRO FORMA     PRO FORMA     CORPORATION
                                           HISTORICAL      ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS     PRO FORMA
                                          -------------   ------------- -------------  ------------  -------------
Revenues
 Real Estate Group......................   $   205         $   (1)(C)    $   10 (G)    $     5 (I)   $      219

 Operating Group........................       495             --            --              -              495
                                           -------         ------        ------        -------       ----------
                                               700             (1)           10              5              714
                                           -------         ------        ------        -------       ----------

Operating costs and expenses
 Real Estate Group......................       126             (1)(C)         5 (G)          4 (I)          142
                                                                5 (D)
                                                                3 (E)
 Operating Group........................       484             --            --             --              484
                                           -------         ------        ------        -------       ----------
                                               610              7             5              4              626
                                           -------         ------        ------        -------       ----------
Operating profit
 Real Estate Group......................        79             (8)            5              1               77
 Operating Group........................        11             --            --             --               11
                                           -------         ------        ------        -------       ----------
  Operating profit before corporate
    expenses and interest...............        90             (8)            5              1               88
Corporate expenses......................       (21)            --            --             --              (21)
Interest expense........................      (101)             4 (F)        (1)(G)         (1)(I)          (98)
                                                                              3 (H)
                                                                             (2)(O)
Interest income.........................        13             --            --             --               13
                                           -------         ------        ------        -------       ----------
Income (loss) before income taxes
       and extraordinary item...........       (19)            (4)            5             --              (18)
(Provision) benefit for
       income taxes.....................         2              2 (M)        (2)(M)         --                2
                                           -------         ------        ------        -------       ----------
Net income (loss) before
       extraordinary item...............   $   (17)        $   (2)       $    3        $    --       $      (16)
                                           =======         ======        ======        =======       ==========
Loss before extraordinary item
       per common share.................   $  (.11)                                                  $     (.11)
                                           =======                                                   ==========

Weighted average number of common
       shares outstanding...............     152.3                                                        152.3
                                           =======                                                   ==========

                           HOST MARRIOTT CORPORATION
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               (UNAUDITED, IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                                       YEAR ENDED DECEMBER 30, 1994
                                                   ---------------------------------------------------------------------------
                                                                                  ACQUISITION
                                                   HOST MARRIOTT    DISPOSITION     & OTHER      RIVERWALK    HOST MARRIOTT
                                                    CORPORATION      PRO FORMA     PRO FORMA     PRO FORMA     CORPORATION
                                                    HISTORICAL      ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS     PRO FORMA
                                                   -------------   ------------- -------------  ------------  ------------

Revenues
 Real Estate Group.......................          $    360        $    (2) (C)   $    19  (G)  $     10 (I)  $    422
                                                                       (10) (J)        59  (L)
                                                                       (14) (K)
 Operating Group.........................             1,141             --             --             --         1,141
                                                   --------        -------        -------       --------      --------
                                                      1,501            (26)            78             10         1,563
                                                   --------        -------        -------       --------      --------

Operating costs and expenses
 Real Estate Group.......................               213             (1) (C)        12  (G)         6 (I)       274
                                                                        13  (D)        27  (L)
                                                                        12  (E)
                                                                        (3) (J)
                                                                        (5) (K)
 Operating Group.........................             1,097             --             --             --         1,097
                                                   --------        -------        -------       --------      --------
                                                      1,310             16             39              6         1,371
                                                   --------        -------        -------       --------      --------
Operating profit
 Real Estate Group.......................               147            (42)            39              4           148
 Operating Group.........................                44             --             --             --            44
                                                   --------        -------        -------       --------      --------
  Operating profit before corporate
   expenses and interest.................               191            (42)            39              4           192
Corporate expenses.......................               (37)            --             --             --           (37)
Interest expense.........................              (206)            34  (F)        (2) (G)        (2)(I)      (184)
                                                                         1  (K)         5  (H)
                                                                                      (14) (O)
Interest income..........................                29             --             (5) (L)        --            24
                                                   --------        -------        -------       --------      --------
Income (loss) before income taxes and
   extraordinary item....................               (23)            (7)            23              2            (5)
(Provision) benefit for income taxes.....                 4              2  (M)        (8) (M)        (1)(M)        (3)
                                                   --------        -------        -------       --------      --------
Net income (loss) before
   extraordinary item....................          $    (19)       $    (5)       $    15       $      1      $     (8)
                                                   ========        =======        =======       ========      ========
Earnings (loss) before extraordinary item
   per common share......................          $   (.13)                                                  $   (.05)
                                                   ========                                                   ========
Weighted average number of common
   shares outstanding....................             151.5            1.0  (N)                                  152.5
                                                   ========        =======                                    ========

                           HOST MARRIOTT CORPORATION
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                FINANCIAL DATA


A. Represents the adjustment to record the August 1995 sale/leaseback of 16 Courtyard properties as follows:

   - Reduce property and equipment by the net book value of assets sold of $133 million.
   - Record the net cash proceeds of $133 million.
   - Record the deferred proceeds of $15 million.
   - Record the deferred gain of $15 million.

B. Represents the adjustment to record the third quarter 1995 acquisition of three full-service hotels as follows:

   - Record property and equipment of $101 million.
   - Record the use of cash funds of $33 million.
   - Record the assumption of a $24 million existing first mortgage.
   - Record the draw of $44 million on the $230 million acquisition credit facility.

C. Represents the adjustment to eliminate the revenues and the operating costs for the 1995 sale of the four remaining Fairfield Inns.

D. Represents the adjustment to record the incremental operating costs and expenses relating to the 1995 sale/leaseback of the 21 Courtyard properties.

E. Represents the adjustment to record the incremental operating costs and expenses relating to the 1995 sale/leaseback of the 16 Courtyard properties.

F. Represents the adjustment to reduce interest expense for the paydown of Hospitality bonds with the net sales proceeds from the 26 Fairfield Inns, 14 senior living communities and 21 Courtyard properties.

G. Represents the adjustment to reflect the increase in revenue, operating costs and interest expense for the 1995 acquisition of four full-service properties, other than the Riverwalk, as if they were acquired at the beginning of the applicable period.

H. Represents the adjustment to reduce interest expense to reflect the decrease in interest rates as a result of the Offering and the decrease in commitment fees as a result of the new line of credit with Marriott International. Extraordinary losses of approximately $27 million, after taxes, related to the 1995 redemption of Hospitality's bonds are not reflected in the accompanying Pro Forma Condensed Consolidated Financial Data.

I. Represents the adjustment to reflect the increase in revenues, operating costs and secured debt interest expense for the 1995 acquisition of the Riverwalk, as if it was acquired at the beginning of the applicable period.

J. Represents the adjustment to eliminate the revenues and the operating costs for the 26 Fairfield Inns sold during 1994.

K. Represents the adjustments to eliminate the revenues, operating costs and the secured debt interest expense for the 14 senior living communities sold during 1994.

L. Represents the adjustment to reflect the increase in revenue and operating costs for the 1994 addition of 18 full-service properties, mainly utilizing proceeds from the common stock offering and the $230 million acquisition credit facility, and the related decrease in interest income.

                           HOST MARRIOTT CORPORATION
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                          FINANCIAL DATA (CONTINUED)


M. Represents the income tax impact of pro forma adjustments at statutory rates.

N. Represents the adjustment to increase the weighted average number of common shares outstanding for the common stock issuance as of January 1, 1994.

O. Represents the increase in interest expense on the draws under the acquisition credit facility utilized for the acquisition of certain full-service hotels.